Exhibit 99.1

Dexcom Reports Preliminary, Unaudited Results for the Fourth Quarter and Fiscal Year 2024 and Initial 2025 Outlook

SAN DIEGO, CA - (BUSINESS WIRE-January 13, 2025) - DexCom, Inc. (Nasdaq: DXCM) today reported preliminary, unaudited results for the fourth quarter ended December 31, 2024 with total revenue of at least $1.113 billion, an increase of 8% over the fourth quarter of 2023. U.S. revenue is expected to be approximately $803 million, representing growth of 4% over the fourth quarter of 2023. International revenue is expected to be approximately $310 million, an increase of 17% over the fourth quarter of 2023.

For fiscal 2024, total preliminary, unaudited revenue is approximately $4.032 billion, an increase of 11% over 2023. In conjunction with the preliminary fourth quarter results, the company is also updating 2024 non-GAAP gross profit margin and non-GAAP operating margin guidance to 62% and 19% respectively. Fourth quarter gross margin is expected to be adversely impacted by a non-cash charge primarily related to inventory damaged in transit and certain build configurations that lowered production yield for the quarter.

“Dexcom made key strategic investments in 2024 that steadily progressed throughout the year, leaving us well positioned to capitalize on our growth opportunity ahead,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “We plan to build on these investments in 2025 by further enhancing our differentiated product portfolio and advocating for greater CGM access globally.”

2025 Outlook

For 2025, Dexcom currently anticipates total revenue of $4.60 billion, representing expected growth of approximately 14% over 2024. This outlook considers sensor volume growth driven by increasing CGM access and awareness for people with diabetes, the continued rollout of Stelo, further international expansion, and overall market dynamics.

In addition, Dexcom currently estimates 2025 Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin to be at the following levels:
–Non-GAAP Gross Profit Margin of approximately 64 – 65%
–Non-GAAP Operating Margin of approximately 21%

Fourth Quarter 2024 Financial Results Conference Call

Dexcom will report its audited full fourth quarter and fiscal 2024 financial results on Thursday, February 13, 2025 after the close of market. Management is currently scheduled to host a conference call at 4:30 p.m. (Eastern Time) that day. More details will be provided later.

About DexCom, Inc.

Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

Dexcom. Discover what you’re made of. For more information, visit www.dexcom.com.

Category: IR

Statement Regarding Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures. We have not reconciled our Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin guidance for fiscal years 2024 and 2025 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin is not available without unreasonable effort.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s preliminary, unaudited revenue for the fourth quarter of and the full fiscal year 2024, including growth rates; total revenue guidance for fiscal 2025; Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin guidance for fiscal 2024 and 2025, including expected growth rates; and potential strategic and business opportunities. All forward-looking statements included in this press release are made as of the date of this release, based on information currently available to Dexcom as of the date hereof. Forward-looking statements deal with future events and therefore are subject to various risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Dexcom’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this communication or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Sean Christensen
Vice President, Finance and Investor Relations
(858) 203-6657
www.dexcom.com
Dexcom, Dexcom Clarity, Dexcom Follow, Dexcom One, Dexcom Share, Stelo, and any related logos and design marks are either registered trademarks or trademarks of Dexcom, Inc. in the United States and/or other countries.